Exhibit 10.21
TOLL BROTHERS, INC.
2019 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-EXECUTIVE DIRECTORS
This Restricted Stock Unit Agreement (the “RSU” or “RSU Agreement”) documents the right to receive a number of shares of Common Stock at the date specified herein. This RSU relates to TOTAL shares of Common Stock (the “Shares”) and is granted on this December 19, 2024 (the “Date of Grant”) to NAME (the “Grantee”) and is subject to all applicable terms and conditions set forth in the Toll Brothers, Inc. 2019 Omnibus Incentive Plan (the “Plan”).
1.Definitions. All capitalized terms contained in this RSU Agreement shall have the meaning set forth in the Plan unless otherwise defined herein or as may be required by the context.
2.Non-Transferability of this RSU. Grantee shall not be permitted to sell, transfer, pledge, assign or otherwise dispose of this RSU at any time. Notwithstanding the foregoing, in the event of Grantee’s death, this RSU may be transferred by will or by the laws of descent and distribution.
3.Vesting. Grantee’s rights under this RSU shall, except to the extent accelerated vesting is provided for under the terms of the Plan or as set forth in this RSU Agreement, become vested with respect to 100% of the Shares on the first anniversary of the Date of Grant provided that Grantee continues service as a member of the Board of Directors (the “Board”) of Toll Brothers, Inc. (the “Company”). Notwithstanding the foregoing, Grantee shall become vested with respect to 100% of the Shares governed by this RSU if:
(a)Grantee’s service as a Board member with the Company terminates due to Grantee’s death or by reason of Grantee’s Disability;
(b)Grantee’s service as a Board member with the Company terminates on or after attainment of age 62 (“retirement”);
(c)There is a Change of Control and the Grantee ceases to be a member of the Board following such Change of Control; or
(d)Grantee resigns to accept or pursue a Covered Government Office; provided, that any such vesting shall be subject to (i) Grantee providing at least 30 days written notice of his or her intent to accept or pursue a Covered Government Office (which notice period may be shortened by the Company in its sole discretion), (ii) Grantee providing documentation satisfactory to the Company that such resignation is for such purpose, and (iii) confirmation, in a form satisfactory to the Company, that vesting pursuant to this provision would not violate any applicable law, rule or regulation, including all applicable government ethics rules.
A Covered Government Office means (i) a full-time position in an elected or appointed office in local, state, or federal government, not reasonably anticipated to be a full-career position, or (ii) conducting a bona fide full-time campaign for such an elective public office after formally filing for candidacy, where it is customary and reasonably necessary to campaign full-time for the office.
4.Dividends. Grantee shall not be entitled to any cash, securities or property that would have been paid or distributed as dividends with respect to the Shares subject to this RSU Agreement prior to the date the Shares are delivered to Grantee; provided, however, that the Company shall keep a hypothetical account in which any such items shall be recorded, and shall pay to Grantee the amount of such dividends (in cash or in kind as determined by the Company) on the same date that the Shares to which such payments or distributions relate are delivered to Grantee.
5.Delivery of Shares.
(a)Full Vesting. Upon full vesting of this RSU, Shares shall be delivered to Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution), on or as soon as administratively practicable after, the first to occur of the following:
(i)The date that is 30 days following the anniversary of the Date of Grant;
(ii)The date that is 30 days following the date the Grantee ceases to be a member of the Board following the occurrence of a Change of Control;
(iii)The date that is 30 days following the date the Grantee ceases to be a member of the Board due to Grantee’s death or Disability; or
(iv)The date that is six months and one day following the date the Grantee ceases to be a member of the Board due to the Grantee’s retirement.
(b)Partial Vesting. If Grantee ceases being a member of the Board due to voluntary or involuntary termination prior to Grantee’s rights under this RSU Agreement becoming fully vested, then Shares to the extent vested shall be delivered to Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution), on or as soon as administratively practicable after, 30 days following Grantee’s last day as a member of the Board, provided, however, that delivery of such Shares by reason of Grantee’s ceasing to be a member of the Board shall be delayed until the six (6) month anniversary of the date of Grantee’s ceasing to be a member of the Board to the extent necessary to comply with Code Section 409A(a)(B)(i), and the determination of whether or not Grantee has ceased to be a member of the Board shall be made by the Committee consistent with the definition of “separation from service” (as that phrase is used for purposes of Code Section 409A, and as set forth in Treasury Regulation Section 1.409A-1(h)).
The Company shall, without payment from Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) for the Shares (i) deliver to Grantee (or such other person) a certificate for the Shares being delivered or (ii) if consented to by Grantee (or such other person), deliver electronically to an account designated by Grantee (or such other person) the Shares being delivered, in either case without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, consistent with the terms of the Plan. The Company may condition delivery of the Shares upon the prior receipt from Grantee (or such other person) of any undertakings which it may determine are required to assure that the Shares being delivered are being issued in compliance with federal and state securities laws. The right to any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the fair market value of a Share on the date the Share would otherwise have been delivered, as determined by the Committee. Notwithstanding anything to the contrary herein, in the event of a Change of Control, the Grantee shall receive, at the time that delivery of the Shares is provided for hereunder, the Shares and/or such other property or other consideration as is appropriate so that the Grantee receives, as of such date of delivery, whatever the Grantee would have received had the Grantee held the Shares at the time of the Change of Control
6.Rights of Grantee. Grantee shall have none of the rights of a shareholder at any time prior to the delivery of the Shares subject to this RSU Agreement, except as expressly set forth in the Plan or herein.
7.Notices. Any notice to the Company under this Agreement shall be made in care of the Committee to the office of the General Counsel, at the Company’s main offices. Any notice to be given to the Grantee shall be addressed to the Grantee at the address then appearing on the personnel records of the Company or the Affiliate of the Company by which he or she is employed, or at such other address as either party hereafter may designate in writing to the other. The Company may provide any notice hereunder through electronic means, including through the Company’s equity plan administrator.
8.Legal Requirements. If the listing, registration or qualification of Shares deliverable in respect of an RSU upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the issuance of such Shares, the Company shall not be obligated to issue or deliver such Shares unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on any Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered. The Committee may from time to time impose any other conditions on the Shares it deems necessary or advisable to ensure that Shares are issued and resold in compliance with the Securities Act of 1933, as amended. The Committee may from time to time impose any conditions on the Shares as it deems necessary or advisable to ensure that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.
9.Acceleration. Notwithstanding anything contained herein to the contrary, the Board shall have the authority to accelerate vesting in its own discretion in amounts and under circumstances where the Board deems it equitable to do so and on conditions reasonably imposed by the Board.
10.Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws’ provisions thereof. GRANTEE IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST GRANTEE IN RESPECT OF GRANTEE’S RIGHT OR OBLIGATIONS HEREUNDER.
11.Acceptance of Terms and Conditions. By physically or electronically acknowledging this Award, Grantee agrees to and acknowledges the following:
(a)Grantee acknowledges receipt of a copy of the Plan prospectus, included in which is a summary of the terms of the Plan. The summary contained therein is qualified in its entirety by reference to the terms of the Plan, copies of which are available with the Company’s public filings with the United States Securities and Exchange Commission at www.sec.gov, or by oral or written request directed to the Company. Grantee represents that Grantee is familiar with the terms and provisions of the Plan, and hereby accepts the RSUs, subject to all of the terms and provisions thereof. Grantee agrees to hereby accept as binding, conclusive and final all decisions or interpretations of the Committee, or its designee, upon any questions arising under the Plan or this Agreement.
(b)Grantee understands and agrees that this Agreement and the Plan constitute a binding agreement between Grantee and the Company and represent the entire understanding between Grantee and the Company regarding the Award, and that any prior agreements, commitments or negotiations concerning the Award are replaced and superseded; and
(c)Grantee acknowledges the authority of the Board and the Committee, or their designees, to administer and interpret the terms and conditions set forth in this Agreement and the Plan.